Exhibit 99.1

BATH & BODY WORKS REPORTS THIRD QUARTER 2021 EARNINGS RESULTS AND PROVIDES FOURTH QUARTER GUIDANCE

Columbus, Ohio (Nov. 17, 2021) — Bath & Body Works, Inc. (formerly known as L Brands, Inc.) (NYSE: BBWI) today reported third quarter earnings results.
The company reported net sales of $1.681 billion for the third quarter ended Oct. 30, 2021, compared to net sales of $1.702 billion for the third quarter ended Oct. 31, 2020. Sales for the third quarter of 2021 increased 53 percent compared to sales of $1.099 billion in 2019.
Reported earnings per share from continuing operations for the third quarter ended Oct. 30, 2021, were $0.66 compared to $0.69 for the quarter ended Oct. 31, 2020. Third quarter operating income from continuing operations was $408.5 million compared to $436.1 million last year, and net income from continuing operations was $177.1 million compared to $196.1 million last year.
Reported results from continuing operations above include a 2021 pre-tax loss of $89.1 million ($0.25 per share) and a 2020 pre-tax loss of $52.7 million ($0.14 per share) on the early extinguishment of debt.
Excluding the losses on the early extinguishment of debt in both years, adjusted third quarter earnings per share from continuing operations were $0.92 compared to $0.83 last year, operating income from continuing operations was $408.5 million compared to $436.1 million last year, and adjusted net income from continuing operations was $244.8 million compared to $236.2 million last year.
At the conclusion of this press release is a reconciliation of reported-to-adjusted results.
Andrew Meslow, CEO of Bath & Body Works, stated, “In our first quarter as a standalone business, Bath & Body Works continued our positive momentum. We achieved third quarter results that exceeded our expectations, with a net sales increase of 53 percent and an adjusted earnings per share from continuing operations increase of 360 percent compared to the third quarter of 2019. This performance was driven by ongoing strong customer response to our merchandise assortment, a growing, loyal customer base and the exceptional efforts of our associates. As we head into the important Holiday season, our mostly domestic supply chain and market leadership in key categories position us well to deliver continued growth.”
As previously disclosed, the spin-off of the company's former Victoria’s Secret business into a new, independent, publicly traded company, Victoria’s Secret & Co., was completed on Aug. 2, 2021. The results of the Victoria’s Secret business through Aug. 2, 2021, and the costs related to the spin-off are presented as discontinued operations separate from the company’s continuing operations for all periods presented.
Fourth Quarter 2021 Outlook
The company is forecasting fourth quarter earnings per share between $2.10 and $2.25, compared to earnings per share from continuing operations of $1.96 in 2020 and $1.41 in 2019.
Additional third quarter financial information, including management commentary, is currently available at www.BBWInc.com. Bath & Body Works, Inc. will conduct its third quarter earnings call at 9 a.m. Eastern on Nov. 18. To listen, call 1.888.946.7609 (international dial-in number: 1.517.308.9411); conference ID 6362067. For an audio replay, call 1.866.360.3307 (international replay number: 1.203.369.0162); conference ID 6362067 or log onto www.BBWInc.com.

ABOUT BATH & BODY WORKS:
Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on-trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Bath & Body Works or that Bath & Body Works does not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, environmental hazards or natural disasters;
•significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; and
•changing expectations regarding product safety due to new legislation;

▪our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs, including those caused by inflation;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and related effects;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2020 Annual Report on Form 10-K, as updated by the risk factors disclosed under Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, the risk factors to be disclosed under Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 30, 2021 to be filed with the Securities Exchange Commission, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
Investorrelations@bbw.com	Communications@bbw.com

BATH & BODY WORKS, INC.
THIRD QUARTER 2021

Total Sales from Continuing Operations (Millions):

	Third Quarter	Third Quarter	% Inc/ (Dec)	Third Quarter	Third Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - U.S. and Canada	$1,237.9	$1,201.8	3.0%	$1,237.9	$871.7	42.0%
Direct - U.S. and Canada	369.3	446.5	(17.3%)	369.3	192.4	91.9%
International[1]	73.7	53.9	36.7%	73.7	34.8	111.8%
Other	—	—	—	—	0.3	—
Total Bath & Body Works	$1,680.9	$1,702.2	(1.3%)	$1,680.9	$1,099.2	52.9%

1 - Results include royalties associated with franchised stores and wholesale sales.

	Year-to-Date	Year-to-Date	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - U.S. and Canada	$3,517.9	$2,303.6	52.7%	$3,517.9	$2,468.4	42.5%
Direct - U.S. and Canada	1,125.6	1,254.0	(10.2%)	1,125.6	527.3	113.5%
International[1]	210.6	158.3	33.0%	210.6	128.9	63.4%
Other	—	—	—	—	49.9	—
Total Bath & Body Works	$4,854.1	$3,715.9	30.6%	$4,854.1	$3,174.5	52.9%

1 - Results include royalties associated with franchised stores and wholesale sales.

Total Company-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	10/30/21
United States	1,633	50	(11)	1,672
Canada	103	—	—	103
Total Bath & Body Works	1,736	50	(11)	1,775

Total Partner-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	10/30/21
International	270	30	(7)	293
International - Travel Retail	18	1	—	19
Total International	288	31	(7)	312

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED OCTOBER 30, 2021 AND OCTOBER 31, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$1,680,905	$1,702,176
Costs of Goods Sold, Buying and Occupancy	(842,149)	(839,471)
Gross Profit	838,756	862,705
General, Administrative and Store Operating Expenses	(430,258)	(426,649)
Operating Income	408,498	436,056
Interest Expense	(90,761)	(119,317)
Other Loss	(90,773)	(51,531)
Income from Continuing Operations Before Income Taxes	226,964	265,208
Provision for Income Taxes	49,910	69,068
Net Income from Continuing Operations	177,054	196,140
Income (Loss) from Discontinued Operations, Net of Tax	(89,249)	134,442
Net Income	$87,805	$330,582

Net Income (Loss) Per Diluted Share
Continuing Operations	$0.66	$0.69
Discontinued Operations	$(0.33)	$0.48
Net Income Per Diluted Share	$0.33	$1.17

Weighted Average Shares Outstanding	266,994	283,001

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTY-NINE WEEKS ENDED OCTOBER 30, 2021 AND OCTOBER 31, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$4,854,110	$3,715,910
Costs of Goods Sold, Buying and Occupancy	(2,445,187)	(2,026,491)
Gross Profit	2,408,923	1,689,419
General, Administrative and Store Operating Expenses	(1,279,009)	(954,452)
Operating Income	1,129,914	734,967
Interest Expense	(301,146)	(316,815)
Other Loss	(196,191)	(47,863)
Income from Continuing Operations Before Income Taxes	632,577	370,289
Provision for Income Taxes	149,910	62,527
Net Income from Continuing Operations	482,667	307,762
Income (Loss) from Discontinued Operations, Net of Tax	255,945	(323,644)
Net Income (Loss)	$738,612	$(15,882)

Net Income (Loss) Per Diluted Share
Continuing Operations	$1.74	$1.10
Discontinued Operations	$0.92	$(1.15)
Net Income (Loss) Per Diluted Share	$2.67	$(0.06)

Weighted Average Shares Outstanding	277,153	280,694

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION FROM CONTINUING OPERATIONS
(Unaudited)
(In thousands except per share amounts)

	Third Quarter		Year-to-Date
	2021	2020	2021	2020
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$408,498	$436,056	$1,129,914	$734,967
Restructuring Charges	—	—	—	29,572
Adjusted Operating Income	$408,498	$436,056	$1,129,914	$764,539

Reconciliation of Reported Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
Reported Net Income from Continuing Operations	$177,054	$196,140	$482,667	$307,762
Restructuring Charges	—	—	—	29,572
Loss on Extinguishment of Debt	89,146	52,668	194,610	52,668
Tax Benefit from the Resolution of Certain Tax Matters	—	—	—	(50,360)
Tax Benefit of Special Items included in Operating Income and Other Loss	(21,417)	(12,640)	(46,754)	(18,353)
Adjusted Net Income from Continuing Operations	$244,783	$236,168	$630,523	$321,289

Reconciliation of Reported Earnings from Continuing Operations Per Diluted Share to Adjusted Earnings from Continuing Operations Per Diluted Share
Reported Earnings from Continuing Operations Per Diluted Share	$0.66	$0.69	$1.74	$1.10
Restructuring Charges	—	—	—	0.09
Loss on Extinguishment of Debt	0.25	0.14	0.53	0.14
Tax Benefit from the Resolution of Certain Tax Matters	—	—	—	(0.18)
Adjusted Earnings from Continuing Operations Per Diluted Share	$0.92	$0.83	$2.28	$1.14

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information from Continuing Operations” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2021

In the third quarter of 2021, adjusted results exclude the following:

•An $89.1 million pre-tax loss ($67.7 million net of tax of $21.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

In the second quarter of 2021, there were no adjustments to results.

In the first quarter of 2021, adjusted results exclude the following:

•A $105.5 million pre-tax loss ($80.1 million net of tax of $25.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

Fiscal 2020

In the third quarter of 2020, adjusted results exclude the following:

•A $52.7 million pre-tax loss ($40.0 million net of tax of $12.7 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

In the second quarter of 2020, adjusted results exclude the following:

•A $29.6 million charge ($23.9 million net of tax of $5.7 million), included in general, administrative and store operating expenses, related to previously announced restructuring actions.

In the first quarter of 2020, adjusted results exclude the following:

•A $50.4 million tax benefit related to the resolution of certain tax matters.

The Adjusted Financial Information from Continuing Operations should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of the Company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information from Continuing Operations should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.